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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPERGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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SUPERGEN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2009

To the Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders of SuperGen, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 11, 2009 at 2:00 p.m., local time, at the Company's principal executive office, 4140 Dublin Boulevard, Dublin, California 94568, for the following purposes:

  1.
  To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified; and

  2.
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009.

  We are not aware of any other business to come before the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only holders of record of the Company's common stock at the close of business on April 21, 2009, the record date, are entitled to notice of and to vote at the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. It is convenient, more environmentally friendly, and saves us significant postage and processing costs.

/s/ JAMES S.J. MANUSO, PH.D. President, Chief Executive Officer and Director

Dublin, California
April 28, 2009

SUPERGEN, INC.

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF STOCKHOLDERS

i

SUPERGEN, INC.

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF STOCKHOLDERS

 INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SuperGen, Inc. ("we," "SuperGen," or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 11, 2009 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive office, 4140 Dublin Boulevard, Dublin, California 94568. The telephone number at that location is (925) 560-0100. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached notice of Annual Meeting. Please read it carefully.

        Beginning on April 28, 2009, we made copies of this Proxy Statement available to persons who were stockholders at the close of business on April 21, 2009, the record date for the Annual Meeting.

Notice of Internet Availability of Proxy Materials

        Pursuant to rules recently adopted by the Securities and Exchange Commission ("SEC"), we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our stockholders of record and our beneficial owners unless a stockholder has specifically requested to receive a paper copy of this Proxy Statement together with our fiscal year 2008 Annual Report. All stockholders will have the option to access the proxy materials on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice of Internet Availability. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Electronic Access to Proxy Materials

        The Notice of Internet Availability will provide you with instructions on how to:

  •
  View on the Internet the proxy materials for our Annual Meeting; and

  •
  Instruct us to send our future proxy materials to you by mail or electronically by e-mail.

        Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by mail or electronically by e-mail will remain in effect until you terminate it.

Costs of Solicitation

        We will pay the costs of soliciting proxies from stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, including fees associated with:

  •
  Forwarding the Notice of Internet Availability to beneficial owners;

  •
  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  Obtaining beneficial owners' voting instructions.

        Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on April 21, 2009 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 59,085,313 shares of the Company's common stock were issued and outstanding. No shares of preferred stock were outstanding.

Voting and Voting Procedures

        Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on by the stockholders. Stockholders do not have the right to cumulate votes. Voting results will be tabulated by Broadridge Financial Solutions, Inc.

        Shares will be voted in accordance with the terms of the voting instructions, unless the vote is revoked. If no directions are indicated on the proxy card, voting instruction card or if you electronically transmit your voting instructions but do not direct how to vote on each item, the shares will be voted as follows:

  (1)
  "FOR" the election of each of the Company's nominees as a director; and

  (2)
  "FOR" ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009.

Quorum; Abstentions; Broker Non-Votes

        A majority of the outstanding shares of common stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Neither abstentions nor broker "non-votes" affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker "non-votes" are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Householding

        In an effort to reduce printing costs and postage fees, we have adopted the practice approved by the SEC called "householding." Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, or visit our website at www.supergen.com. You may also contact us at the same address if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

        Householding does not apply with respect to the Notice of Internet Availability. Each stockholder who participates in electronic delivery of proxy materials will receive an individual Notice of Internet Availability.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

        Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this Proxy Statement.

Q:    Why am I receiving these proxy materials?

A:    Our Board of Directors is providing these proxy materials for you in connection with our Annual Meeting of Stockholders, which will take place on June 11, 2009. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:    What is the Notice of Internet Availability?

A:    In accordance with rules and regulations recently adopted by the SEC, unless a stockholder has specifically requested to receive a printed copy of our proxy materials, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

        We expect to mail the Notice of Internet Availability on or about April 28, 2009, to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:    What proposals will be voted on at the Annual Meeting?

A:    There are two proposals scheduled to be voted on at the Annual Meeting:

  •
  Election of the nominees for director set forth in this Proxy Statement; and

  •
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:    What is SuperGen's voting recommendation?

A:    Our Board recommends that you vote your shares "FOR" each of the nominees to our Board and "FOR" ratification of the appointment of our independent registered public accounting firm.

Q:    Who can vote at the Annual Meeting?

A:    Our Board has set April 21, 2009 as the record date for the Annual Meeting. All stockholders who owned SuperGen common stock at the close of business on April 21, 2009 may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock of SuperGen held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most stockholders of SuperGen hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

        If your shares are registered directly in your name with SuperGen's transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to SuperGen or to vote in person at the Annual Meeting.

Beneficial Owners

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a "legal proxy" from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:    How many votes does SuperGen need to hold the Annual Meeting?

A:    A majority of SuperGen's outstanding shares as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

        Shares are counted as present at the meeting if you:

  •
  are present and vote in person at the meeting; or

  •
  have properly submitted a proxy card or voting instruction card or voted by telephone or via the Internet.

Q:    How are votes counted?

A:    You may vote either "FOR" or "WITHHOLD" with respect to each nominee for our Board. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposal. If you abstain from voting on the other proposal, it has the same effect as a vote against. If you just sign your proxy card or voting instruction card with no further instructions, or if you electronically transmit your voting instructions but do not direct how to vote on each item, your shares will be counted as a vote "FOR" each Director nominee and "FOR" ratification of the appointment of our independent registered public accounting firm. If you do not vote and you hold your shares in a brokerage account or through a bank or other nominee, also known as "street name" (see description of "Beneficial Owners" above), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker, bank or other nominee does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, shares held in street name and that are not voted, known as "broker non-votes," will be counted for the purpose of establishing a quorum for the Annual Meeting as described above. Voting results are tabulated and certified by Broadridge Financial Solutions, Inc.

Q:    What is the voting requirement to approve each of the proposals?

A:    With respect to Proposal One, the election of directors, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law. Proposal Two, ratification of the appointment of our independent registered public accounting firm, requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

Q:    How can I vote my shares in person at the Annual Meeting?

A:    Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, SuperGen recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker or other holder of record in order to vote at the Annual Meeting.

Q:    How can I vote my shares without attending the Annual Meeting?

A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of

Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

        Internet—Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on the Notice of Internet Availability until 11:59 p.m., Eastern Time, on June 10, 2009, or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.'s (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge's program.

        Telephone—Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

        Mail—If you are a stockholder of record, you may request a proxy card from us, and indicate your vote by completing, signing and dating the card and by returning it in the prepaid envelope that will be provided. Stockholders who hold shares beneficially in street name may request a voting instruction form from their broker, bank or other nominee.

Q:    How can I change or revoke my vote?

A:    Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

        Stockholders of record—If you are a stockholder of record, you may change your vote by (1) delivering to the Company, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Company or should be sent so as to be delivered to our principal executive offices, Attention: Chief Financial Officer.

        A stockholder of record who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid subsequent Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 10, 2009.

        Beneficial owners—If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares by attending the Annual Meeting and voting in person.

Q:    Where can I find the voting results of the Annual Meeting?

A:    The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the Annual Meeting.

Q:    Who are the proxies and what do they do?

A:    The two persons named as proxies on the proxy card, James S.J. Manuso, our President and Chief Executive Officer, and Michael Molkentin, our Chief Financial Officer, were designated by our Board. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted "FOR" Proposals One and Two.

Q:    What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:    If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q:    What happens if additional proposals are presented at the Annual Meeting?

A:    Other than the two proposals described in this Proxy Statement, SuperGen does not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of SuperGen's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q:    Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SuperGen or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to SuperGen's management.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting or nominate persons for election to our Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in the Proxy Statement for our 2010 Annual Meeting. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than December 29, 2009, which is 120 calendar days prior to the one-year anniversary of the mailing date of the prior year's proxy materials or a notice of availability of proxy materials (whichever is earlier). Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the 2010 Proxy Statement.

        Alternatively, under our Bylaws, a nomination or a proposal for the 2010 Annual Meeting that the stockholder does not seek to include in our 2010 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its notice of availability of proxy materials for the preceding year's annual meeting. As described in our Bylaws, the stockholder submission must include certain specified information concerning the stockholders and the proposal or nominee, as the case may be. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

        The SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2010 Annual Meeting is March 14, 2010 (45 calendar days prior to the one-year anniversary of the mailing date of the prior year's proxy materials or a notice of availability of proxy materials (whichever is earlier)). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Annual Meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence

        Our Board is the ultimate decision-making body of the Company, except with respect to those matters reserved for the approval of stockholders. The Board has reviewed the independence of each director and determined that all of our directors, other than Dr. Manuso, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

        The Governance and Nominating Committee of our Board will consider both recommendations and nominations from stockholders for candidates to our Board. A stockholder who desires to recommend a candidate for election to our Board should direct the recommendation in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person's ownership of Company stock and amount of stock holdings. For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

        If, instead, a stockholder desires to nominate a person directly for election to our Board, the stockholder must follow the rules set forth by the SEC (see "Deadline for Receipt of Stockholder Proposals" above) and meet the deadlines and other requirements set forth in Section 2.5 of our Bylaws, including, among other things: (1) the name and address of the stockholder and any "stockholder associated person" proposing to make such nomination and the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class and number of shares of the Company that are held of record or are beneficially owned by the stockholder, any stockholder associated person and the nominee, and any derivative positions held or beneficially held by any such persons; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, any stockholder associated person or the nominee with respect to any of the Company's securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder, any stockholder associated person or the nominee with respect to any of the Company's securities; (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (6) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders.

Identifying and Evaluating Nominees for Director

        The Governance and Nominating Committee uses the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board select, as director nominees:

  •
  The Committee will review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board or, if the Committee determines, a search firm. Such review may, in the Committee's discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

  •
  The Committee will evaluate the performance and qualifications of individual members of our Board eligible for re-election at the annual meeting of stockholders.

  •
  The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominately independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

  •
  After such review and consideration, the Committee selects, or recommends that our Board select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

  •
  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

  •
  The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board.

Stockholder Communication with our Board of Directors

        Any stockholder may contact any of our directors by writing to them by mail c/o SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568.

        Any stockholder communications directed to our Board (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

        The Corporate Secretary will forward all such original stockholder communications to our Board for review.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available in the corporate governance section on our website at www.supergen.com.

Attendance by Board Members at the Annual Meeting of Stockholders

        It is the policy of our Board to encourage board members to attend the Annual Meeting of stockholders. All six members of our Board attended our 2008 Annual Meeting of Stockholders.

Board Meetings and Committees

        During the year ended December 31, 2008, the Board held four meetings. In addition, certain matters were approved by the Board or a committee of the Board by unanimous written consent. Each director is expected to attend each meeting of the Board and those committees on which he serves. During 2008, all of the directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served.

        The Board currently has four standing committees: the Audit, Compensation, Governance and Nominating committees and the Pharmaceutical Sub-Committee. Each committee has a written charter that has been approved by our Board. The charters for the Audit, Compensation, and Governance and Nominating Committees are available in the corporate governance section of our website at www.supergen.com.

        Audit Committee.    The members of the Audit Committee are Mr. Casamento, Mr. Girardi, and Mr. Lack. The Board has determined that each of the members of the Audit Committee is "independent," as defined under and required by the federal securities laws and the rules of the Nasdaq Stock Market, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that Mr. Casamento qualifies as an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and has the "financial sophistication" required under the rules of the Nasdaq Stock Market. The Audit Committee reviews and monitors the corporate financial reporting, internal controls and the internal and external audits of the Company, including, among other things, the audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters that have a significant impact on its financial reports. The Audit Committee meets independently with our independent auditors and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter. The Audit Committee held five meetings during 2008. For more information regarding the functions performed by the Audit Committee, please see "Report of the Audit Committee of the Board of Directors," included in this Proxy Statement.

        Compensation Committee.    The Compensation Committee is currently composed of two independent directors, as defined in the applicable listing standards of the Nasdaq Stock Market: Mr. Girardi and Mr. Lack. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The role of the Compensation Committee is described in greater detail under the section of this Proxy Statement entitled "Compensation Discussion and Analysis." The Compensation Committee held three meetings during 2008 and approved several matters by unanimous written consent.

        Governance and Nominating Committee.    The Governance and Nominating Committee is composed of Mr. Casamento, Mr. Girardi, Dr. Goldberg, Mr. Lack, and Dr. Young. All Committee members are independent, as defined in the applicable listing standards of the Nasdaq Stock Market. The purpose of this Committee is to assist the Board in meeting appropriate governance standards. To carry out this purpose, the Committee's role is to: (1) develop and recommend to the Board the governance principles applicable to the Company; (2) oversee the evaluation of the Board and management; (3) recommend to the Board director nominees for each committee; (4) assist the Board by identifying prospective director nominees and determine the director nominees for the next annual meeting of stockholders and (5) manage and oversee the recruitment of successor CEO candidates. The Governance and Nominating Committee held one meeting during 2008.

        Pharmaceutical Sub-Committee.    The Pharmaceutical Sub-Committee is composed of Mr. Casamento, Dr. Goldberg, and Dr. Young. The purpose of the Pharmaceutical Sub-Committee is to assist Company management and advise the Board regarding strategic initiatives of the Company, including product development, acquisition, financing or other similar strategic initiatives regarding the Company as may be directed by the Board from time to time. In addition, the Committee will undertake responsibilities and such other duties as the Board may from time to time prescribe.

Director Compensation

        We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board.

        Cash Compensation.    In 2008, non-employee directors of the Company received cash compensation in accordance with the schedule noted below:

Annual Retainer—Board Member (January 2008 - June 2008)	$10,000
Annual Retainer—Board Member (July 2008 - December 2008)(*)	20,000
Annual Retainer—Pharmaceutical Sub-Committee Chairman	60,000
Board Meeting attendance (In person)	3,500
Board Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,750
Committee Meeting attendance (In person)	1,750
Committee Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,000
Audit Committee Meeting, Chairman (In person)	2,250
Audit Committee Meeting, Chairman (Telephonically, lasting in excess of 30 minutes)	1,250

    (*)
    In March 2008, the Board approved an increase in the annual cash retainer from $10,000 to $20,000, effective as of the date of the 2008 Annual Meeting of Stockholders.

Directors are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

        Stock Options.    We previously granted non-employee directors stock options pursuant to our 1996 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each new non-employee director who joined the Board received an option to purchase 50,000 shares of our common stock. All options granted under the Directors' Plan vested as to 20% of the shares upon grant and as to 20% of the shares each year thereafter, provided that the non-employee director continues to serve as a director on such date. Each option has a term of ten years from the date of grant. The exercise price per share for all options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of grant. The Directors' Plan expired in 2006.

        In March 2007, the Board approved an annual grant, commencing in June 2007 and thereafter on the date of each annual meeting of stockholders, of stock options to each then-serving member of the Board, Audit Committee, and Compensation Committee, respectively, for their services on the Board and each such committee, to purchase 10,000 shares of our common stock under our 2003 Stock Plan. All options granted to committee members vest as to 25% of the shares on the date of grant and as to 25% of the shares on each three-month anniversary of the date of grant. Each option will have a term of ten years from the date of grant. The exercise price per share for all options granted will be 100% of the fair market value of our common stock on the date of grant.

        In March 2008, the Board approved an amendment to all of the options held by members of the Board to provide that vesting of such options will accelerate in full in the event that, within twelve months following a change of control of the Company, the optionee's status as a director is involuntarily terminated, and, in such event, the optionee will have the right to exercise such options within twelve months following the termination, or such lesser period as is the option term. The Board further intends that future stock option grants made to the directors will also have these same provisions.

Director Summary Compensation Table for Fiscal Year Ended December 31, 2008

        The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Charles J. Casamento	55,833	—	37,873		—	—	—		93,706
Thomas V. Girardi	28,750	—	56,810		—	—	—		85,560
Allan R. Goldberg	30,750	—	60,514		—	—	—		91,264
	—	—	16,219	(2)	—	—	58,750	(3)	74,969
Walter J. Lack	29,500	—	56,810		—	—	—		86,310
Michael D. Young	32,500	—	18,937		—	—	—		51,437

(1)
Reflects the dollar amount recognized with respect to options held by the director for financial statement reporting purposes (without regard to forfeiture assumptions) for the fiscal year ended December 31, 2008 in accordance with SFAS 123R, and as such includes amounts from awards granted in and prior to 2008. The full SFAS 123R grant date value of options granted to each director in 2008 is noted in the table below.

(2)
Represents SFAS 123R grant date fair value of stock option award as chairman of the Company's Scientific Advisory Board.

(3)
Represents cash fees paid as chairman of the Company's Scientific Advisory Board.

        The following table sets forth option grants to non-employee directors/committee members during 2008:

Name	Grant as Member of Board/Committee	Date of Grant		Number of Shares Underlying Options Granted	Exercise Price Per Share $(2)	Expiration Date	Grant Date Fair Value $(5)
Charles J. Casamento	Board	06/12/08	(1)	10,000	$2.01	06/12/18	13,243
	Audit Committee	06/12/08	(1)	10,000	2.01	06/12/18	13,243
Thomas V. Girardi	Board	06/12/08	(1)	10,000	2.01	06/12/18	13,243
	Audit Committee	06/12/08	(1)	10,000	2.01	06/12/18	13,243
	Compensation Committee	06/12/08	(1)	10,000	2.01	06/12/18	13,243
Allan R. Goldberg	Board	06/12/08	(1)	10,000	2.01	06/12/18	13,243
	(3)	07/28/08	(4)	12,658	1.89	07/28/18	20,000
Walter J. Lack	Board	06/12/08	(1)	10,000	2.01	06/12/18	13,243
	Audit Committee	06/12/08	(1)	10,000	2.01	06/12/18	13,243
	Compensation Committee	06/12/08	(1)	10,000	2.01	06/12/18	13,243
Michael D. Young	Board	06/12/08	(1)	10,000	2.01	06/12/18	13,243

(1)
Option shares vest as to 25% of the shares on the date of the grant and as to 25% of the shares on each three-month anniversary thereafter.

(2)
The exercise price per share represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq Stock Market.

(3)
Grant to non-employee director as chairman of the Company's Scientific Advisory Board.

(4)
Option vests as to 1/12th of the shares on August 26, 2008 and at the end of each full month thereafter.

(5)
Reflects the grant date fair value of each equity award computed in accordance with SFAS 123R. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009. These amounts do not correspond to the actual value that could be realized by each director.

        As of December 31, 2008, each non-employee director had the following options to purchase shares of our common stock outstanding:

Name	Aggregate Number of Shares
Charles J. Casamento	192,500
Thomas V. Girardi	355,000
Allan R. Goldberg	117,668
Walter J. Lack	140,000
Michael D. Young	170,000

PROPOSAL ONE

ELECTION OF DIRECTORS

General

        Our Board is currently composed of six members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below for election as directors. All of the nominees are current directors of the Company. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.

Vote Required

        The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

Information Regarding Nominees

        The name, age and principal occupation of each nominee, as of April 28, 2009, are set forth in the table below. Except as described below, each of the nominees has been engaged in his principal occupation during the past five years.

Name	Age	Principal Occupation
James S.J. Manuso	60	President, Chief Executive Officer and Director of the Company
Charles J. Casamento(1)(3)	63	Executive Director and Principal, The Sage Group
Thomas V. Girardi(1)(2)(3)	69	Senior Partner, Girardi & Keese
Allan R. Goldberg(3)	67	Managing Partner, The Channel Group, LLC
Walter J. Lack(1)(2)(3)	61	Managing Partner, Engstrom, Lipscomb & Lack
Michael D. Young(3)	69	Chairman and Chief Scientific Officer, Strategic Healthcare Development LLC

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Governance and Nominating Committee

        James S.J. Manuso, Ph.D., has served as our president and chief executive officer since January 1, 2004, as our chief executive officer-elect from September 2003 to December 2003 and as a director since February 2001. Dr. Manuso is co-founder and immediate past president and chief executive officer of Galenica Pharmaceuticals, Inc. Dr. Manuso co-founded and was general partner of PrimeTech Partners, a biotechnology venture management partnership, from 1998 to 2002, and co-founder and managing general partner of The Channel Group LLC, an international life sciences corporate advisory firm. He was also president of Manuso, Alexander & Associates, Inc., management consultants and financial advisors to pharmaceutical and biotechnology companies. Dr. Manuso was a vice president and director of Health Care Planning and Development for The Equitable Companies (now Group Axa), where he also served as acting medical director. He currently serves on the boards of Novelos Therapeutics, Inc. (NVLT:OB) and privately-held KineMed, Inc. Previously, he served on the boards of Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland), Inflazyme Pharmaceuticals, Inc., Symbiontics, Inc., Quark Biotech, Inc., Galenica Pharmaceuticals, Inc., and Supratek Pharma, Inc. Dr. Manuso earned a B.A. with Honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychophysiology from the Graduate Faculty of The New School University, a Certificate in Health Systems Management from Harvard Business School, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is the author of over 30 chapters, articles and books on topics including health care cost containment and biotechnology company management. He has taught and lectured at Columbia, New York University, Georgetown, Polytechnic University, and Waseda University (Japan). He has delivered invited addresses at meetings of the American Management Association, the American Medical Association, the Securities Industry Association, the Biotechnology Industry Organization, and many other professional associations. Dr. Manuso previously served as vice president and a member of the Board of Trustees of the Greater San Francisco Bay Area Leukemia & Lymphoma Society.

        Charles J. Casamento has served as a director since September 2002. Mr. Casamento is currently Executive Director and Principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies. Mr. Casamento was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. From 1999 through 2004, he served as chairman of the board, president and CEO of Questcor Pharmaceuticals, Inc. Mr. Casamento formerly served as RiboGene, Inc.'s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company, from 1989 until 1993. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. Mr. Casamento also serves on the Boards of Directors of CORTEX Pharmaceuticals and VIVUS, Inc. He holds a bachelor's degree in Pharmacy from Fordham University and an M.B.A. from Iona College and is a licensed pharmacist in the states of New York and New Jersey.

        Thomas V. Girardi has served as a director since May 2000. Mr. Girardi is senior partner of Girardi & Keese, a law firm specializing in major business litigation, where he has worked since 1964. Mr. Girardi has served as national president and Los Angeles chapter president of the American Board of Trial Advocates, has also served as president of the International Academy of Trial Lawyers, an organization limited to 500 trial lawyers in America, from 2005 to 2006 and is a member of the Inner Circle of Advocates, American Board of Professional Liability Lawyers, International Society of Barristers, and American Trial Lawyers Association. Mr. Girardi is also a member of the board of directors of Boyd Gaming, Inc. He received his B.S. from Loyola Marymount University, his J.D. from Loyola Law School and an L.L.M. from New York University.

        Allan R. Goldberg, Ph.D. has served as a director since March 2005. Dr. Goldberg is a co-founder and currently serves as a managing partner of The Channel Group LLC (TCG), a global life sciences venture management and strategic advisory organization with expertise in business, financial, and commercial development. Prior to his affiliation with TCG, Dr. Goldberg co-founded PrimeTech Partners, a venture management partnership whose purpose was to create, finance and develop biomedical companies. From 1989 to 1997, Dr. Goldberg held various senior management positions including chief scientific officer, chairman and chief executive officer at Innovir Laboratories, Inc., a

NASDAQ-listed biotechnology company he co-founded. He currently is a director and co-founder of ZyStor Therapeutics, Inc., a Milwaukee-based biotechnology company. In addition, he also is on the Board of Directors of LCT BioPharma Inc., the U.S. subsidiary of Living Cell Technologies Limited (ASX:LCT), and of Lesanne Life Sciences, LLC. Prior to Innovir, Dr. Goldberg was a professor of virology and a Richard King Mellon Foundation Fellow at The Rockefeller University from 1971 to 1989. Dr. Goldberg has served as a consultant to several large pharmaceutical companies as well as numerous private and public academic institutions. He earned a B.A. in English and Mathematics from Cornell University and a Ph.D. in Biochemistry/Biology from Princeton University, and was a postdoctoral fellow at Albert Einstein College of Medicine.

        Walter J. Lack has served as a director since February 2000. Mr. Lack is managing partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. He received his B.A. from Loyola Marymount University where he is a long standing member of the Board of Regents. He received his J.D. from Loyola Law School in Los Angeles.

        Michael D. Young, M.D., Ph.D.    has served as a director since September 2002. Dr. Young has more than 25 years of experience in the pharmaceutical industry, with significant management experience in the areas of clinical research and development, pre-clinical development and worldwide regulatory affairs. Prior to joining our board of directors, he served as development director and chief scientific officer for London-based Celltech PLC, a leading European biotechnology company, where he was responsible for all research and strategic product development. During his tenure, Celltech developed five new products. Previously, Dr. Young was corporate director, worldwide regulatory and clinical development, for The Procter & Gamble Company. He has also held senior positions at SmithKline Beckman Corp., French Laboratories, Astra Pharmaceuticals and Delbay Pharmaceuticals (a joint-venture between Bayer and Schering Plough).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With authority granted by our Board, the Audit Committee has appointed Ernst & Young LLP as independent registered public accounting firm of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2009, and recommends that the stockholders vote for ratification of such appointment.

        Ernst & Young has audited our financial statements since 1994. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Principal Auditor Fees and Services

        The following table sets forth fees for services Ernst & Young provided during fiscal years 2008 and 2007:

	2008	2007
Audit fees(1)	$709,400	$779,000
Audit-related fees(2)	—	75,000
Tax fees	143,000	250,000	(3)

    (1)
    Represents fees for professional services provided in connection with the audit of our annual financial statements and internal controls, review of our quarterly financial statements, advice on accounting matters that arose during the audit, and audit services provided in connection with other statutory or regulatory filings.

    (2)
    Represents fees for accounting consultation services.

    (3)
    Includes $120,000 for preparation of Section 382 tax limitation analysis.

        The Audit Committee has considered whether the non-audit services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is maintained and is not compromised by the services provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young. During fiscal years 2008 and 2007, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the outstanding shares of common stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

 SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        To our knowledge, the following table sets forth the beneficial ownership of common stock of the Company as of April 21, 2009 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock; (ii) each of the Company's directors; (iii) each of the executive officers named in the 2008 Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned(1)	Percentage Beneficially Owned (%)
Biotechnology Value Fund, L.P. and affiliates(2)	6,171,399	10.4
State of Wisconsin Investment Board(3)	5,745,514	9.7
Eisai Corporation of North America(4)	4,000,000	6.8
NB Public Equity K/S and affiliates(5)	3,141,606	5.3
Charles J. Casamento(6)	192,500	*
Thomas V. Girardi(7)	588,500	1.0
Allan R. Goldberg(8)	115,558	*
Walter J. Lack(9)	460,000	*
James S.J. Manuso(10)	3,129,970	5.0
Michael D. Young(11)	170,000	*
David J. Bearss(12)	475,626	*
Gregory Berk(13)	111,250	*
Michael Molkentin(14)	239,651	*
All directors and executive officers as a group (9 persons)(15)	5,483,055	8.6

*
Less than 1%.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at June 20, 2009 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. At April 21, 2009, there were 59,085,313 shares of our common stock outstanding.

(2)
The number of shares beneficially owned is as reported in a Schedule 13G filed by Biotechnology Value Fund, L.P. with the SEC on January 27, 2009. The following entities share voting and dispositive power with respect to the following shares: Biotechnology Value Fund, L.P.—1,412,399 shares; Biotechnology Value Fund II, L.P.—974,000 shares; BVF Investments, L.L.C.—3,367,000 shares; and Investment 10, L.L.C.—418,000 shares. The address of the reporting persons comprising the group is 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

(3)
The number of shares beneficially owned is as reported in a Schedule 13G/A filed by State of Wisconsin Investment Board with the SEC on January 30, 2009. The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707.

(4)
The number of shares beneficially owned is as reported in a Schedule 13G filed by Eisai Corporation of North America with the SEC on February 12, 2009. The address of Eisai Corporation of North America is 100 Tice Boulevard, Woodcliff Lake, NJ 07677.

(5)
The number of shares beneficially owned is as reported in a Schedule 13G filed by NB Public Equity K/S with the SEC on March 18, 2009. The following entities share voting and dispositive power of all 3,141,606 shares: NB Public Equity K/S, Public Equity Komplementar ApS, Cora Madsen, Christian Hansen, and Florian Schönharting. The address of NB Public Equity K/S is Oestergade 5, 3rd Floor, DK-1100, Copenhagen K, Denmark.

(6)
Represents 192,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(7)
Includes 355,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(8)
Represents 115,558 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(9)
Includes 140,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(10)
Includes 60 shares held individually by Susan Manuso, James Manuso's wife; 10 shares held by Susan Manuso as custodian for their minor daughter under Uniform Grant to Minors Act; and 3,125,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable by James Manuso at June 20, 2009.

(11)
Represents 170,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(12)
Includes 58,811 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(13)
Represents 111,250 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(14)
Includes 232,799 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 20, 2009.

(15)
See footnotes (6) through (14). Includes 4,500,918 shares issuable upon the exercise of stock options to purchase shares of common stock held by directors and executive officers which are exercisable at June 20, 2009.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2008:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(B) Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	(C) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity compensation plans approved by security holders	8,004,976	$6.74	3,115,334
Equity compensation plans not approved by security holders	—	—	—

Total	8,004,976	$6.74	3,115,334

(1)
Consists of securities issuable under the 1993 Stock Option Plan, the 2003 Stock Plan and the 1996 Directors' Option Plan.

(2)
Includes 2,902,739 shares issuable under the 2003 Stock Plan and 212,595 shares issuable under the 2008 Employee Stock Purchase Plan.

CERTAIN TRANSACTIONS

        The Company and Eisai Corporation of North America., a holder of 6.8% of our outstanding shares, are parties to a license agreement entered into in 2004 relating to Dacogen. During 2008, pursuant to this license agreement, Eisai paid the Company $38.4 million in royalty revenue.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

        Our executive compensation programs are designed to meet the following objectives:

  •
  Attract and retain qualified executives with a view to the highly competitive nature of the marketplace in the San Francisco Bay Area biotechnology industry and other industries from which we may seek executive talent;

  •
  Provide an executive compensation structure that is not only competitive in our geographic area and industry sector, but is internally equitable and consistent based on the level of responsibilities for each executive position;

  •
  Motivate and reward our executives to perform to the best of their abilities;

  •
  Align our financial results and compensation paid to executive officers with a goal to achieve our current year and longer-term strategic business goals and objectives; and

  •
  Ensure that our executives are not motivated to incur excessive risk that could jeopardize the Company.

        These objectives fit within our overall compensation philosophy by helping to continuously improve the Company's performance, secure the future potential of our business, enhance stockholder value, and provide proper compliance with regulatory and related requirements.

        To meet these objectives, we have implemented an executive compensation program based on the following policies:

  •
  Pay executive base salaries that are competitive with the practices of other San Francisco Bay Area biotechnology companies and other relevant industries that are similar in size;

  •
  Pay for performance through a management bonus plan that is based upon shorter-term incentives and through merit increases based on company and personal performance, as well as market data; and

  •
  Pay for performance through equity compensation awards that provide a longer-term incentive to retain our executives.

        The Compensation Committee is responsible for ensuring compliance with these objectives and policies and, accordingly, is empowered to review and approve the annual compensation arrangements of the Company's executive officers, including annual base salary, annual incentive bonus, equity compensation, and other benefits or perquisites. The Company's executive team was comprised of the following individuals during 2008:

  •
  James S.J. Manuso, Ph.D.—President and Chief Executive Officer

  •
  David J. Bearss, Ph.D.—Chief Scientific Officer

  •
  Gregory Berk, M.D.—Chief Medical Officer

  •
  Michael Molkentin, C.P.A.—Chief Financial Officer

        Throughout this Proxy Statement, our executive team may be referred to by name, title or referred to as the "executive officers" and comprises our "Named Executive Officers."

Role of our Compensation Committee

        Our Compensation Committee approves, administers and interprets our executive compensation program, and with respect to our Named Executive Officers, the 2003 Stock Plan. This Committee is appointed by the Board, and consists entirely of directors who are independent for purposes of the listing standards of the Nasdaq Stock Market, "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee is comprised of Walter J. Lack (Chairman) and Thomas V. Girardi and operates under a written charter that is periodically reviewed and revised by the Compensation Committee and the Board. A copy of this charter is available for review in the corporate governance section of our website at www.supergen.com. The Compensation Committee held three meetings in 2008 and approved several other matters by unanimous written consent.

  Role of Executive Officers in Compensation Decisions

        Dr. Manuso, our President and Chief Executive Officer ("CEO"), reviews the performance of each executive officer, and presents his findings to the Compensation Committee, together with recommendations for compensation structures applicable to the fiscal year under consideration. The Compensation Committee considers these findings and recommendations, but makes its own final determinations. The Compensation Committee alone or in consultation with the full Board of Directors reviews Dr. Manuso's performance.

  Role of Compensation Consultants and Surveys

        The Compensation Committee has adopted a policy where it has the sole authority to hire and fire outside compensation consultants to assist the Committee in analyzing executive compensation and discharging its related responsibilities. The Compensation Committee did not retain a compensation consultant to assist in determining or recommending the amount or form of executive compensation since it did not anticipate making substantial changes in the amounts and form of executive compensation for our executive officers based on the Company's overall performance during 2008.

        For 2008, the Compensation Committee utilized three compensation surveys in evaluating the various elements of the compensation of our executive officers. The three surveys were as follows:

  •
  Presidio Pay Advisors Executive Compensation Survey for the Biotech Industry—covers a total of 67 companies in the Biotech industry, with 31% of those companies in California, including companies with revenues between $20 million to $100 million. It covers all elements of compensation including base salary, bonus, and equity for several executive positions.

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  Radford Global Life Sciences Survey—uses peer group information from over 177 participants in the 50 to 149 employee size category regarding all elements of compensation, including base salary, bonus, and equity for new hires and existing employees of all levels, including executive officers. There are 50 participants in the San Francisco Bay Area in the 50 to 149 employee size category to provide comparative data for our Dublin/Pleasanton locations, and 57 participants in the mountain states to provide comparative data for our Salt Lake City location.

  •
  Equilar Executive Compensation Survey—analyzes information from California companies with fewer than 200 employees that share our Standard Industry Classification code.

2008 and 2009 Performance Priorities

        Executive incentive compensation decisions are primarily based upon the achievement or progress towards Company-wide performance objectives, the execution of operational and business specific strategic objectives, and the officer's individual performance. Our performance objectives are both qualitative and quantitative. These performance objectives may be modified by the Compensation

Committee based on changes in market conditions or the business environment in which we operate. The Compensation Committee may include or exclude certain items related to the ongoing operations when calculating financial measures including gains or losses not anticipated or properly reflecting the cash flow or economic contribution of a transaction during the annual performance period under review. The Compensation Committee believes that our overall performance as a discovery-based drug development company is a more significant factor in our compensation decisions than our performance against any specific individual predetermined goal.

  2008 Performance Priorities

        At the beginning of 2008, the Compensation Committee established performance priorities in four key areas for the Company:

        Financial performance—Properly manage annual cash burn and year-end cash balance by targeting reasonable ranges for loss from operations, cash used in operations and cash on hand at the end of 2008. The target range for loss from operations and cash used in operations is plus or minus 20% from the approved financial targets while the target range for cash, cash equivalents and marketable securities is plus or minus 10% of a targeted combined balance of $70 million at the end of the performance period.

        The Company achieved the primary financial performance priorities for 2008 whereby the actual loss from operations of $8.3 million was 67% below the annual targeted loss from operations of $25.5 million, actual net loss of $9.1 million was 60% below the annual target of $22.5 million, actual cash used in operating activities of $1.7 million was 88% below the annual target of $13.3 million, and where unrestricted cash, cash equivalents and marketable securities of $88.3 million exceeded by 26% the year-end target of $70 million.

        Business development—Initiate and execute at least one business development transaction with terms, conditions and economic value consistent with other market transactions being executed for similar type products within the pharmaceutical industry sector in which we compete.

        The Company did not achieve this business development priority for 2008 by initiating and executing at least one business development transaction. Though the Company targeted and initiated discussions with numerous potential partners, no such transactions were consummated. Some of these business development opportunities had preliminary economic terms and conditions that were deemed suboptimal when compared to other similar market transactions.

        Product development—Initiate one or more clinical trials for new product development candidates while advancing additional compounds from a discovery stage to a pre-clinical and manufacturing stage to a potential filing of an Investigational New Drug Application ("IND").

        The Company achieved the product development priority for 2008 with the clearance by the United States Food and Drug Administration ("FDA") of a Phase 1 clinical trial for SGI-1776 (an inhibitor of PIM kinases), advancement of several candidates in the pre-clinical stage and with multiple unannounced potential candidates in the discovery stage process.

        Organizational development—Invest in essential infrastructure by recruiting additional talent for key operating positions with a focus on retaining, training and developing current organizational resources required to advance our drug research and business development initiatives. The Company is targeting headcount growth primarily in the research and development area with a focus on discovery, pre-clinical, manufacturing, regulatory and clinical operations.

        The Company made further progress with the organizational development priority with the addition of several key new hires in research and development and clinical operations areas. In addition, the Company assessed its future strategic organizational needs and initiated an organizational adjustment executed in early 2009 reducing overall personnel by approximately 8%.

        The Compensation Committee believed the successful execution overall of our 2008 Performance Priorities, including the consideration of other actions not included in the specific priorities, would improve our overall performance and enhance stockholder value over the long-term. The Compensation Committee believes that the continuing strategic shift from a specialty pharmaceutical company dependent on acquiring drugs from third parties into a discovery-based drug development company will not necessarily result in a short-term increase in stockholder value. In fact, the development of a novel and growing drug development pipeline, including the targeting, development and execution of new business development transactions and relationships, will require significant ongoing effort and achievement by our executive officers and other personnel during 2009 and beyond.

  2009 Performance Priorities

        At the beginning of 2009, the Compensation Committee established initial performance priorities in four key areas for the Company:

        Financial performance—Properly manage annual cash burn and year-end cash balance by targeting reasonable ranges for loss from operations, net loss, cash used in operations and cash on hand at the end of 2009. The target range for loss from operations and cash used in operations is plus or minus 20% from the approved financial targets, while the target range for cash, cash equivalents and marketable securities is plus or minus 10% of a targeted combined balance of $75 million at the end of the performance period.

        Business development—Initiate and execute at least one business development transaction process with terms, conditions and economic value consistent with other market transactions being executed for similar type products within the pharmaceutical industry sector in which we compete.

        Product development—Advance to lead product candidacy, IND enabling research and/or IND filing one or more new product development candidates while advancing clinical-stage compounds.

        Organizational development—Invest in essential infrastructure by recruiting additional talent for key operating positions with a focus on retaining, training and developing current organizational resources required to advance our drug research and business development initiatives. The Company is targeting headcount growth primarily in the research and development area with a focus on discovery, pre-clinical, manufacturing, regulatory and clinical operations.

        The Compensation Committee believes the 2009 Performance Priorities identified above are reasonably attainable, but will require significant and sustained effort on the part of all our Named Executive Officers and employees. The Compensation Committee believes that successful execution of our performance priorities will improve our overall performance and ultimately enhance stockholder value over the long-term.

Elements of Compensation for President and Chief Executive Officer

  Original Employment Agreement

        On September 22, 2006, the Company and James S.J. Manuso, Ph.D. executed an Executive Employment and Confidential Information and Invention Assignment Agreement ("Original Agreement"). Dr. Manuso is the Company's current CEO and the agreement provided for the continuation of his service for the three year period or from January 1, 2007 through December 31, 2009. The prior three year employment agreement expired on December 31, 2006. We do not have employment agreements with any other executive officer.

        The Original Agreement provided for (i) an initial base salary of $515,000, adjusted annually at twice the percentage increase in the Consumer Price Index, (ii) a guaranteed annual bonus of $150,000 provided Dr. Manuso remained continuously employed during the applicable year of the payment, (iii) a potential annual performance-based bonus of up to $350,000 to be paid no later than March 15 of the following year based on achievement of criteria established by the Compensation Committee in conjunction with the Board, (iv) relocation expenses not to exceed $75,000 in the event of an involuntary termination that would be subject to tax equalization adjustments, (v) an automobile allowance and related auto insurance of up to $29,000, and (vi) life insurance coverage of $2 million.

        In addition, we provide the CEO with certain benefits that are available to all our employees. We do not provide pension arrangements, deferred compensation or other similar benefits to our CEO, except for certain termination benefits as described in detail under the section of this Proxy Statement entitled "Potential Payments Upon Involuntary Termination or a Change of Control."

        The Original Agreement also provided for grants of the following stock options:

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  On January 1, 2007 (or the first business day following the effective date of the Original Agreement), and on each anniversary thereafter during the term of the agreement, an annual option to purchase 360,000 shares of the Company's common stock at a per share exercise price equal to the fair market value on the date of grant. Each annual option vests as to 1/12th of the shares at the end of each month from the grant date.

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  On January 3, 2007, an option to purchase 1,000,000 shares of the Company's common stock at a per share price equal to the fair market value on the date of grant, which vests only upon achieving specified multiple performance milestones. Eight performance milestones are specified in the agreement that, if achieved, would trigger the vesting of the related portion of the option grant.

        Pursuant to the Original Agreement, including all unvested performance options granted under the prior employment agreement which expired on December 31, 2006, in the event of an involuntary termination or a change of control of the Company prior to the granting of all of the annual options and any unvested performance options, the securities underlying all ungranted and unvested annual options and all unvested performance options will become fully vested in their entirety and any ungranted annual options shall immediately be granted and vested.

  Amended Agreement

        On October 28, 2008, the Company and Dr. Manuso executed an Amended and Restated Executive Employment and Confidential Information and Invention Assignment Agreement (the "Amended Agreement"). The Amended Agreement replaces in its entirety the Original Agreement that the Company entered into with Dr. Manuso effective January 1, 2007. The new and modified provisions of the Amended Agreement were intended to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and to effect certain other changes.

        The changes primarily involved the timing of compensatory payments payable pursuant to the Amended Agreement, as well as a change to the definition of "involuntary termination" and the addition of a new section relating to Section 409A considerations. The substance of the bonus and stock option sections of the Amended Agreement remained unchanged. In addition, a proviso was added to the Amended Agreement to clarify that if Dr. Manuso is involuntarily terminated prior to the occurrence of a change of control transaction, he may be eligible for certain severance benefits as described in the section of this Proxy Statement entitled "Potential Payments Upon Involuntary Termination or a Change of Control."

        2008 Guaranteed Bonus and Performance-Based Bonuses:    The guaranteed annual cash bonus of $150,000 was paid for the second year of the Amended Agreement on January 18, 2008. On February 9, 2009, the Compensation Committee approved a performance-based bonus award of $350,000 to Dr. Manuso, based on achievements and performance of the Company during 2008. In addition, on February 9, 2009, the Compensation Committee approved the vesting of 100,000 shares of the 150,000 share performance-based stock option granted in connection with the Amended Agreement.

        2009 Bonus Award Target:    The guaranteed annual cash bonus of $150,000 was paid for the third year of the Amended Agreement on January 7, 2009. The actual amount of the potential annual performance-based bonus of up to $350,000 that will be paid for the 2009 performance period, if any, will not be determinable by the Compensation Committee until the 2009 fiscal year is completed, and if an amount is determined earned, it will be paid prior to March 15, 2010. The performance criteria established by the Compensation Committee for the 2009 performance-based bonus are described under the section of this Proxy Statement entitled "2009 Performance Priorities."

  New Executive Employment and Confidential Information and Invention Assignment Agreement Effective April 1, 2009:

        On April 1, 2009, the Company and Dr. Manuso executed an Executive Employment and Confidential Information and Invention Assignment Agreement (the "New Agreement"). The New Agreement, which supersedes and replaces the Amended Agreement, covers the period from April 1, 2009 through March 31, 2012.

        The New Agreement provides for a base salary of $574,752 for the remainder of 2009, increasing to $625,000 on January 1, 2010. The base salary will be adjusted annually thereafter at twice the percentage increase in the Consumer Price Index. The agreement also provides for performance-based bonuses of up to $350,000 for 2009 (as described above in "2009 Bonus Award Target"), and up to $650,000 per year for the remaining term of the agreement, with each performance bonus to be paid based on achieving criteria established by the Compensation Committee. The New Agreement does not include any guaranteed bonuses. In addition, the agreement provides for life insurance coverage of $2 million, an annual automobile allowance of $25,000 for 2009, increasing to $30,000 for each year thereafter, and relocation expenses not to exceed $100,000 in the event of an involuntary termination of employment.

        The New Agreement also provides for grants of the following stock options:

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  On April 1, 2009, concurrently with the execution of the agreement, Dr. Manuso was granted an option to purchase 1,200,000 shares of the Company's common stock at a per share price equal to the fair market value the date of grant, with vesting subject to the achievement of specified performance milestones (the "Performance Option"). Ten performance milestone thresholds are specified in the agreement that, if achieved over the three-year term of the agreement, would trigger the vesting of the related portion of the Performance Option. The Performance Option represents approximately 63% of the total potential options that may be granted throughout the term of the New Agreement.

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  On or about April 1, 2010 and on each anniversary thereafter during the term of the agreement, an option to purchase 360,000 shares of the Company's common stock at a per share exercise price equal to the fair market value on the date of grant (the "Annual Options"). Each Annual Option will vest as to 1/12th of the shares at the end of each month from the grant date.

  •
  The agreement also provides for the continued vesting of the performance options granted pursuant to Dr. Manuso's previous employment agreements with the Company, provided the performance milestones are met while he remains employed with the Company.

        Pursuant to the New Agreement, in the event of a change of control of the Company prior to: (i) the granting of all of the Annual Options, then all Annual Options yet to be granted will immediately be granted and 100% of the then-unvested shares subject to the Annual Options will vest and become exercisable and (ii) the vesting of the Performance Option, then 100% of the then-unvested shares will immediately vest and become exercisable. If Dr. Manuso's employment terminates for specified reasons within one year following a change of control, he will receive the following benefits: (1) a lump sum payment equal to eighteen months of base salary; (2) a lump sum payment equal to any unpaid bonuses (not to exceed $1 million); and (3) full acceleration of the vesting of any then-unvested stock options.

Elements of Compensation for Other Executive Officers

        The compensation for our other executive officers has three primary components:

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  Base salary;

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  Participation in the bonus plan; and

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  Participation in annual equity compensation awards.

        In addition, we provide our other executive officers with certain benefits that are available to all our employees. We do not provide pension arrangements, deferred compensation or other similar benefits to our executive officers, except for certain termination benefits as described in detail under the section of this Proxy Statement entitled "Potential Payments Upon Involuntary Termination or a Change of Control."

        We do not have any employment agreements with our other executive officers that provide for benefits upon involuntary termination or change of control, but we do have an Officer Severance Benefit Plan that describes the recommended severance in the event of an involuntary termination for the other executive officers. Any benefit paid under this plan is subject to approval by the Compensation Committee. We also have acceleration provisions relating to the vesting for option grants in the event of involuntary termination of service following a change of control transaction, as well as an extension of time to exercise such grants following such involuntary termination, to the sooner of twelve months from such termination or the original expiration date of the option.

        We believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and facilitates executive retention and recruitment.

  Base Salaries

        Base salaries are designed to meet competitive norms and reward exemplary performance generally on an annual basis. In establishing base salaries for our executive officers, the Compensation Committee relies on data from the Presidio Pay Advisors Executive Compensation Survey, the Radford Survey, and the Equilar Executive Compensation Survey as well as general market sources, to compare base salaries against those for companies with similar numbers of employees and located in similar geographic areas. Based on the competitive landscape, the Compensation Committee initially targets Named Executive Officers' salaries to be in the 50th to 90th percentile of peer group companies.

        For 2008, the Compensation Committee reviewed the base salaries to determine if annual merit increases were to be awarded to the other executive officers based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2008 Performance Priorities and the individual's annual performance while considering changes in market conditions. The Compensation Committee determined that these goals were achieved and awarded a merit increase to Dr. Gregory Berk, our Chief Medical Officer ("CMO"), Dr. David J. Bearss, our Chief Scientific Officer ("CSO"),

and Mr. Michael Molkentin, our Chief Financial Officer ("CFO"). As discussed below, the merit increases became effective January 1, 2009.

  Bonus Plan

        We have a performance-based bonus plan that is intended to motivate and reward all employees, including our other executive officers, to perform well and contribute to the achievement of our shorter-term objectives. The amount of bonus is determined based on a target percentage of base salary of an executive officer's position, the progress and/or achievement of the Company's performance priorities, and the results of the officer's individual annual performance review while also reflecting changes in market conditions. The bonus is paid in cash.

        2008 Bonus Awards:    For 2008, the Compensation Committee reviewed the bonus plan to determine if bonuses were to be awarded to the other executive officers based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2008 Performance Priorities and the executive officer's individual performance. The Compensation Committee determined that these goals were achieved and awarded a bonus to our CMO, CSO and CFO. The initial bonus awards for 2008 were targeted between the 50th and 90th percentile of peer group companies using primarily Radford Survey data. The actual bonus awards for 2008 were calculated as a percent of the officer's prior year annual base salary and were paid in 2009. The actual bonus awards for 2008 as a percent of base salary for the other executive officers were as follows:

			Bonus Award Target Range (Percentile)
	Actual Bonus Award Percentage(1)
Name and Position			50th	90th
David J. Bearss Chief Scientific Officer	20	%(2)	33%	55%
Gregory Berk Chief Medical Officer	30%		30%	46%
Michael Molkentin Chief Financial Officer	38%		31%	47%

    (1)
    Calculated as a percent of prior year annual base salary

    (2)
    The bonus award was prorated for the period of time the position was actually filled as CSO.

        2009 Bonus Award Targets:    The bonus awards for 2009 are initially targeted to be within the 50th to 90th percentile of peer group companies. The bonus awards are typically expressed as a percent of the executive officer's base salary. Considering current year Radford Survey data, the modified bonus award as a percent of base salary for the other executive officers is as follows:

	Bonus Award Target Range (Percentile)
Name and Position	50th	90th
David J. Bearss Chief Scientific Officer	30%	50%
Gregory Berk Chief Medical Officer	30%	50%
Michael Molkentin Chief Financial Officer	30%	50%

        After completion of the 2009 fiscal year, the Compensation Committee will determine if bonuses are to be awarded to the other executive officers and at what levels based on the achievement of the Company's shorter-term objectives, progress and/or achievement of the 2009 Performance Priorities and the executive officer's individual performance.

  Summary of Grant Policies

        Our Compensation Committee regularly monitors the environment in which we operate and makes changes to our equity compensation program to help us meet our goals, including the achievement of long-term stockholder value. We may use various forms of equity compensation to motivate and reward long-term performance and encourage our employees, including the executive officers, to participate in the ownership of the Company. Historically, we have granted equity awards to our executive officers in the form of stock options. In spite of the evolution of the accounting treatment of certain types of awards, particularly as a result of SFAS 123R, which requires a company to recognize as an expense the fair value of stock options and other stock-based compensation granted to employees, the Compensation Committee has determined that it is in the best interests of the Company and our stockholders to continue this practice. The Compensation Committee utilizes a vesting schedule to encourage our executive officers to continue in the employ of SuperGen and to encourage executive officers to maintain a long-term perspective. With respect to the CEO, a substantial portion of his equity awards vest only upon achievement of specific performance milestones. In determining the size of stock option grants, the Compensation Committee considers information provided by the Radford Survey, as well as general market sources, and focuses on the executive officers' current and expected future value to the Company and the competitive influence of peer organizations. The Compensation Committee also considers the number of granted and unvested options held by the executive officer.

        Our Board and Compensation Committee have not adopted formal policies regarding the timing of granting equity compensation awards. For example, the Compensation Committee has not established a set date for equity compensation awards, but rather, has acted in a timely manner following the annual performance review process completed for all our employees, including the executive officers, which typically occurs during the first quarter of each fiscal year. Equity compensation grants are approved by the Compensation Committee at scheduled meetings of the committee or by unanimous written consent. The timing of such actions is driven by the Compensation Committee's need to conduct particular business, such as an equity compensation grant, and not by the Company's stock price. The exercise price or calculation price used in connection with any equity compensation grant is determined as the closing price for the Company's common stock on Nasdaq on the date of the meeting at which the grant is approved. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, our Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. We do not reprice options without stockholder approval.

  Equity Compensation

        2008 Equity Awards:    For the 2008 annual period, the Compensation Committee reviewed outstanding executive officer equity compensation to determine if equity awards were to be granted to the executive officers other than our CEO to motivate and reward longer-term performance, enhance retention and encourage participation in the ownership of the Company. The equity compensation grants were based on the achievement of our shorter-term objectives, progress and/or achievement of the Company's 2008 Performance Priorities and the executive officer's annual performance review. The Compensation Committee determined that these goals were achieved and awarded additional option grants to our CMO, CSO and CFO. The equity awards were originally targeted between the 50th and 90th percentile of peer group companies primarily using the Radford Survey. Equity compensation is made in the sole discretion of the Compensation Committee and is based on market information provided primarily by Radford Survey data, including recommendations by the CEO and other market considerations. The actual equity awards based on the 2008 period under review for the executive officers other than our CEO were as follows:

			Equity Award Target Range (#)
	Actual Equity Award (#)
Name and Position			50th	90th
David J. Bearss Chief Scientific Officer	45,000	(1)	47,000	163,000
Gregory Berk Chief Medical Officer	80,000		63,000	248,000
Michael Molkentin Chief Financial Officer	80,000		59,000	153,000

    (1)
    The equity award was prorated for the period of time the position was actually filled as CSO.

        2009 Equity Award Targets:    The equity awards for 2009 are initially targeted to be within the 50th to 90th percentile of peer group companies. Considering current year Radford Survey data, the modified equity award target for the other executive officers is as follows:

	Equity Award Target Range (#)
Name and Position	50th	90th
David J. Bearss Chief Scientific Officer	50,000	160,000
Gregory Berk Chief Medical Officer	50,000	240,000
Michael Molkentin Chief Financial Officer	50,000	150,000

        After completion of the 2009 fiscal year, the Compensation Committee will determine if equity awards are to be awarded to the executive officers other than our CEO and at what level based on the achievement of the Company's shorter-term objectives, progress and/or achievement of the 2009 Performance Priorities and the executive officer's individual performance.

Summary of Compensation Committee Actions for Other Executive Officers

        On March 13, 2008, the Compensation Committee approved 2008 annual salaries, cash bonus awards, and granted options for the achievement of the Company's 2007 Performance Priorities and annual performance to the following executive officers:

Name and Position	Annual Salary(1)	Cash Bonus Award	Stock Option Grants (#)(2)
Gregory Berk Chief Medical Officer	$371,000	$91,000	100,000
Michael Molkentin Chief Financial Officer	312,000	107,000	96,000

    (1)
    Annual salaries retroactive to January 1, 2008.

    (2)
    Option grants are subject to terms and conditions of the 2003 Stock Plan, as amended, and will vest monthly over a period of 48 months.

        On March 12, 2009, the Compensation Committee approved 2009 annual salaries, including cash bonus awards, and granted options for the achievement of the Company's 2008 Performance Priorities and annual performance to the following executive officers:

Name and Position	Annual Salary(1)	Cash Bonus Award	Stock Option Grants (#)(2)
David J. Bearss Chief Scientific Officer	$328,000	$57,000	45,000
Gregory Berk Chief Medical Officer	383,000	112,000	80,000
Michael Molkentin Chief Financial Officer	327,000	119,000	80,000

    (1)
    Annual salaries are retroactive to January 1, 2009.

    (2)
    Option grants are subject to terms and conditions of the 2003 Stock Plan, as amended, and will vest monthly over a period of 48 months.

Generally Available Benefits Programs

        We also offer a number of other benefits to our employees and all executive officers including medical, prescription, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, paid holidays, floating holidays, vacation, personal time off, and employee assistance programs.

        We believe that these benefits programs generally enhance employee productivity and loyalty to the Company. The main objectives of our benefits programs are to give all our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These available benefits typically do not specifically factor into decisions regarding an individual employee's or executive officer's total compensation or equity award package. The availability of these benefit programs are influenced more by competitive market considerations for biotech and other industries against whom we compete to either retain our current employees or attract new talent.

  401(k) Plan

        We also maintain a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. We make matching employer contributions, at rates varying from 1% to 3%, up to a maximum of $6,000 annually, based on the rate of the employee's 401(k) payroll contribution. Our matching contributions vest ratably over five years.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

        The Compensation Committee is responsible for addressing issues raised by Section 162(m) of the Internal Revenue Code. Section 162(m) limits the Company's tax deduction for compensation paid to certain executive officers that does not qualify as "performance based" to $1 million per executive officer. The Compensation Committee believes that the stockholders' interests are served by maintaining the discretion and flexibility in our executive compensation programs. Accordingly, the Compensation Committee may approve executive compensation that is not fully deductible.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee was formed in January of 1993. The Compensation Committee is composed of Mr. Lack (Chairman) and Mr. Girardi, who are independent directors of the Company. Neither of these persons was an employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during 2008 requiring disclosure under Item 407(e)(4) of Regulation S-K of the Securities Act of 1933, as amended.

Potential Payments Upon Involuntary Termination or a Change of Control

        Dr. Manuso's Amended Agreement required specific payments and/or benefits to be provided to Dr. Manuso in the event of an involuntary termination of employment without cause following a change of control of the Company. If an involuntary termination for cause occurred, Dr. Manuso would not have received any additional severance-type benefits under the Amended Agreement.

        Dr. Manuso's Amended Agreement defined "change of control" as the occurrence of any of the following events:

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  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;

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  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

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  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

        "Involuntary Termination," as used in the Amended Agreement, meant the following:

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  Without Dr. Manuso's express written consent, a material diminution of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction;

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  Without Dr. Manuso's express written consent, a material diminution by the Company of his base salary as in effect immediately prior to such reduction;

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  Any material breach by the Company of any of the terms of the Amended Agreement;

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  Without Dr. Manuso's express written consent, his relocation to a facility or a location more than fifty miles from the current location of the Company, which the Company and Dr. Manuso agree would constitute a material change in the geographic location at which he must perform services to the Company, or

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  Any purported termination of Dr. Manuso other than for Cause.

        "Cause," as used in the Amended Agreement, meant the following:

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  Any act of personal dishonesty taken by Dr. Manuso in connection with his employment which is intended to result in his personal enrichment;

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  Dr. Manuso's conviction of a felony;

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  Any act by Dr. Manuso that constitutes material misconduct and is injurious to the Company; or

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  Continued violations by Dr. Manuso of his obligations to the Company.

        Under the Amended Agreement, Dr. Manuso could not resign for an Involuntary Termination without first providing the Company with:

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  A written notice within ninety days of the event that he believes constitutes an Involuntary Termination specifically identifying the acts or omissions constituting the grounds for an Involuntary Termination, and

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  A reasonable cure period of not less than thirty days following the date of such notice.

        The Amended Agreement provided that if Dr. Manuso's employment with the Company was terminated by the Company as a result of an Involuntary Termination and following a change of control, he would receive:

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  A lump sum payment equivalent to eighteen months of his then current base salary;

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  A lump sum payment equivalent to any unpaid amount of bonus due to him (up to a maximum of $750,000);

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  Reimbursement for all reasonable relocation expenses to him or his family's relocation from California to New York, including, but not limited to, short-term hotel costs or apartment rental for a period not to exceed six months, with the total relocation not to exceed $75,000. Additional cash compensation would be paid to fully offset taxes, or tax equalized, attributable to him as a result of payment of such reasonable relocation expenses;

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  Full acceleration of the vesting of any then-unvested stock options held by him or any annual stock options not yet granted to him.

  Estimated Value of Involuntary Termination or Change of Control Benefits for Other Executive Officers

        Though the Company does not have employment agreements with any executive officer other than Dr. Manuso, we do have an Officer Severance Benefit Plan that describes the recommended severance in the event of certain involuntary terminations for all the Company's executive officers, where applicable. Effective October 28, 2008, the Company revised its Officer Severance Benefit Plan, which provides for severance payments, career transition assistance and COBRA continuation coverage for the Company's executive officers in the event they are involuntarily terminated, to bring it into compliance with Section 409A of the Internal Revenue Code.

        Benefits under the Officer Severance Benefit Plan include the following:

  •
  Cash Severance Benefit.  Each eligible executive officer shall receive a cash severance benefit in an amount equal to the sum of (a) two weeks of such eligible executive officer's base salary, which shall be paid in lieu of notice of termination of employment, (b) an additional thirty-nine weeks of such eligible executive officer's base salary, (c) an additional two weeks of such eligible executive officer's base salary for each full year of service completed, and (d) an additional one week of such eligible executive officer's base salary for any partial year of service completed provided that such partial year of service is greater than six months in length.

  •
  Career Transition Assistance.  Following an eligible executive officer's termination of employment, career transition services shall be provided through an outplacement service provider for a period of nine months. Outplacement services currently cost the Company approximately $8,500 per executive officer.

  •
  COBRA Continuation Coverage.  Each eligible executive officer who is enrolled in a health, dental, or vision plan sponsored by the Company may be eligible under COBRA to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of his or her termination of employment. If COBRA is elected by an eligible executive officer, the Company shall pay COBRA premiums on behalf of the executive officer during the number of weeks of base salary in respect of which the amount paid to the eligible executive officer under the Cash Severance Benefit section, as described above, was calculated.

        Eligible executive officers are required to sign and not revoke a release of claims in favor of the Company as a condition to receiving benefits. No benefits are payable upon any voluntary termination, upon any involuntary termination for misconduct or poor job performance or upon certain other terminations of employment. The Officer Severance Benefit Plan does not provide any income tax gross-ups for golden parachute excise taxes nor do we otherwise provide golden parachute excise tax gross-ups to our executive officers.

        In addition to the Officer Severance Benefit Plan, our Named Executive Officers have double-trigger 100% vesting acceleration on their Company stock options. Specifically, if our Named Executive Officers are involuntarily terminated other than for cause following a change of control, then 100% of the shares subject to their outstanding stock options accelerate as to vesting. Additionally, in such event, their stock option post-termination exercise period is extended from three months after employment termination to twelve months after employment termination or, if earlier, the original maximum term of the option.

2008 Potential Payments Upon Termination Table

Name	Termination Scenario	Severance ($)(1)	Bonus ($)(2)	Accelerated Vesting ($)		Other ($)
James S.J. Manuso	Change of control	843,570	500,000	—	(3)	110,884	(7)
	Involuntary (without cause)	843,570	500,000	—		110,884	(7)
	For cause	—	—	—		—
David J. Bearss	Change of control	279,519	—	12,925	(5)	23,923	(8)
	Involuntary (without cause)	279,519	—	—		23,923	(8)
	For cause	—	—	—		—
Gregory Berk	Change of control	313,923	—	—	(4)	21,929	(8)
	Involuntary (without cause)	313,923	—	—		21,929	(8)
	For cause	—	—	—		—
Michael Molkentin	Change of control	306,000	—	—	(6)	9,271	(8)
	Involuntary (without cause)	306,000	—	—		9,271	(8)
	For cause	—	—	—		—

(1)
Assumes "severance" payment made to the Name Executive Officer was as of the last business day of the fiscal year or December 31, 2008.

(2)
Represents bonus payout for remaining term of the employment agreement, not to exceed $750,000.

(3)
Represents accelerated vesting of 1,250,000 previously granted unvested performance-based stock options and the granting and vesting of 360,000 ungranted annual stock options remaining under the term of the Amended Agreement. The exercise price related to these options exceeded the fair market value of SuperGen's stock as of December 31, 2008, and therefore, these options had no intrinsic value at December 31, 2008.

(4)
Represents accelerated vesting of 171,875 previously granted unvested stock options. The exercise price related to these options exceeded the fair market value of SuperGen's stock as of December 31, 2008, and therefore, these options had no intrinsic value at December 31, 2008.

(5)
Represents accelerated vesting of 136,067 previously granted unvested stock options. The exercise price of 39,167 of those options was under the fair market value of SuperGen's stock as of December 31, 2008, resulting in an intrinsic value of $12,925 at December 31, 2008.

(6)
Represents accelerated vesting of 122,359 previously granted unvested stock options. The exercise price related to these options exceeded the fair market value of SuperGen's stock as of December 31, 2008, and therefore, these options had no intrinsic value at December 31, 2008.

(7)
Represents reimbursement for relocation expenses not to exceed $75,000, which are subject to tax equalization adjustments, and employer-paid medical coverage for total estimated severance period.

(8)
Represents employer-paid medical coverage for total estimated severance period.

        The actual amount of the benefits paid to the Named Executive Officers in the event of an involuntary termination or a change of control can only be determined at the time of the executive's actual termination from the Company.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that SuperGen specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2008. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

        This report is submitted by the Compensation Committee of the Board of Directors of SuperGen, Inc.

Walter J. Lack, Chairman
Thomas V. Girardi

 2008 Summary Compensation Table

        The following table presents the total compensation earned by each of the Named Executive Officers during the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Grants ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
James S.J. Manuso	2008	560,406	500,000	—	1,432,168	—	40,748	(2)	2,533,322
President and Chief	2007	512,731	400,000	—	2,739,253	—	33,721		3,685,705
Executive Officer	2006	459,242	350,000	—	1,946,107	—	36,236		2,791,585
David J. Bearss(3)	2008	236,486	44,880	—	116,869	—	6,000	(5)	404,235
Chief Scientific Officer	2007	—	—	—	—	—	—		—
	2006	—	—	—	—	—	—		—
Gregory Berk(4)	2008	370,125	91,000	—	173,634	—	6,000	(5)	640,759
Chief Medical Officer	2007	193,622	20,000	—	83,566	—	—		297,188
	2006	—	—	—	—	—	—		—
Michael Molkentin	2008	310,076	107,000	—	137,156	—	6,000	(5)	560,232
Chief Financial Officer	2007	265,398	76,680	—	221,413	—	6,000		569,491
	2006	254,217	55,600	—	285,139	—	6,000		600,956

(1)
Reflects the dollar amount recognized with respect to options held by the Named Executive Officer for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123R, and as such includes amounts from awards granted in and prior to 2008. The full SFAS 123R grant date value (without regard to forfeiture assumptions with respect to options with service-based vesting conditions) of options granted to each Named Executive Officer in 2008 is noted in the table below entitled "Grants of Plan-Based Awards in 2008."

(2)
Includes $29,097 for car allowances, $6,000 for 401(k) company match, $5,651 for life insurance premiums.

(3)
Dr. Bearss was first appointed a Named Executive Officer in November 2008. Prior years' compensation is not shown as he was not a Named Executive Officer in 2007 and 2006.

(4)
Dr. Berk joined the Company in May 2007.

(5)
Represents 401(k) Company match.

Grants of Plan-Based Awards in 2008

        The following table presents information concerning each grant of an award made to a Named Executive Officer in fiscal 2008 under any plan. All awards were granted under our 2003 Stock Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)					Grant Date Fair Value of Stock and Option Awards ($)(5)
												Exercise or Base Price of Option Awards ($/Sh)
										All Other Option Awards: Number of Shares of Stock or Units (#)			Closing Price on Grant Date ($/Sh)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James S.J. Manuso	01/02/08	08/30/06	—	—	—	—	—	—	—	360,000	(1)	3.60	3.60	727,308
David J. Bearss	04/18/08	04/18/08	—	—	—	—	—	—	—	36,280	(2)	2.46	2.46	62,206
	11/17/08	11/05/08	—	—	—	—	—	—	—	40,000	(3)	1.58	1.58	40,160
Gregory Berk	03/13/08	03/13/08	—	—	—	—	—	—	—	100 000	(4)	2.35	2.35	150,380
Michael Molkentin	03/13/08	03/13/08	—	—	—	—	—	—	—	96,000	(4)	2.35	2.35	144,365

(1)
Option vests as to 1/12th of the shares on February 1, 2008 and at the end of each full month thereafter.

(2)
Option vests as to 1/48th of the shares on May 18, 2008 and on each one-month anniversary thereafter.

(3)
Option vests as to 1/48th of the shares on December 17, 2008 and on each one-month anniversary thereafter.

(4)
Option vests as to 1/48th of the shares on April 13, 2008 and on each one-month anniversary thereafter.

(5)
Reflects the grant date fair value of each equity award computed in accordance with SFAS 123R. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.

Outstanding Equity Awards at 2008 Fiscal Year-End

        The table below shows all outstanding equity awards held by the Named Executive Officers at the end of our fiscal year ended December 31, 2008. There were no outstanding stock awards held by Named Executive Officers at December 31, 2008.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
							Option Exercise Price ($)
	Grant Date							Option Expiration Date
Name		Exercisable(1)	Unexercisable
James S.J. Manuso	02/07/01	50,000	—		—		12.88	02/07/11
	09/19/02	25,000	—		—		2.76	09/19/12
	11/05/02	15,000	—		—		3.68	11/05/12
	03/28/03	40,000	—		—		2.46	03/28/13
	05/22/03	7,500	—		—		4.03	05/22/13
	05/22/03	60,000	—		—		4.03	05/22/13
	09/04/03	7,500	—		—		5.69	09/04/13
	01/02/04	250,000	—		—		11.27	01/02/14
	01/02/04	—	—		50,000	(2)	11.27	01/02/14
	01/02/04	—	—		50,000	(3)	11.27	01/02/14
	01/02/04	200,000	—		—		11.27	01/02/14
	01/02/04	—	—		200,000	(4)	11.27	01/02/14
	01/02/04	—	—		50,000	(5)	11.27	01/02/14
	01/02/04	—	—		100,000	(6)	11.27	01/02/14
	01/02/04	—	—		100,000	(7)	11.27	01/02/14
	01/02/04	250,000	—		—		11.27	01/02/14
	01/03/05	250,000	—		—		6.10	01/03/15
	01/03/06	250,000	—		—		5.03	01/03/16
	08/31/06	200,000	—		—		4.87	08/31/16
	01/03/07	360,000	—		—		5.06	01/03/17
	01/03/07	100,000	—		—		5.06	01/03/17
	01/03/07	100,000	—		—		5.06	01/03/17
	01/03/07	—	—		100,000	(8)	5.06	01/03/17
	01/03/07	—	—		100,000	(9)	5.06	01/03/17
	01/03/07	—	—		250,000	(10)	5.06	01/03/17
	01/03/07	100,000	—		—		5.06	01/03/17
	01/03/07	—	—		100,000	(11)	5.06	01/03/17
	01/03/07	—	—		150,000	(12)	5.06	01/03/17
	01/02/08	360,000	—		—		3.60	01/02/18
David J. Bearss	04/04/06	33,333	16,667	(13)	—		5.47	04/04/16
	06/15/07	—	50,000	(14)	—		5.97	06/15/17
	04/18/08	6,047	30,233	(15)	—		2.46	04/18/18
	11/17/08	833	39,167	(16)	—		1.58	11/17/18
Gregory Berk	05/29/07	59,375	90,625	(17)	—		6.56	05/29/17
	03/13/08	18,750	81,250	(18)	—		2.35	03/13/18
Michael Molkentin	11/04/03	100,000	—		—		10.03	11/04/13
	03/04/05	23,438	1,562	(19)	—		4.89	03/04/15
	03/09/06	41,250	18,750	(20)	—		5.10	03/09/16
	03/15/07	18,703	24,047	(21)	—		5.32	03/15/17
	03/13/08	18,000	78,000	(18)	—		2.35	03/13/18

(1)
Options vested as of December 31, 2008.

(2)
Performance option vests upon European Approval of Orathecin.

(3)
Performance option vests upon European Approval of Dacogen.

(4)
Performance option vests upon the Company achieving annual gross sales of $30 million or more.

(5)
Performance option vests upon the acquisition from a third party of at least one Phase II or more advanced stage compound.

(6)
Performance option vests upon completion of Phase III of a compound acquired during Dr. Manuso's tenure as the Company's Chief Executive Officer during the term of his employment agreement.

(7)
Performance option vests upon FDA approval of a compound acquired by the Company during the term of Dr. Manuso's employment agreement.

(8)
Performance option vests upon the filing of the third IND of a drug derived from the Montigen acquisition.

(9)
Performance option vests upon the acquisition of a corporate partner or licensee for one or more of the drugs in the SuperGen portfolio, providing the value of any such deal is projected to exceed $10 million in combined up-front payments, R&D payments, milestones and royalties to SuperGen throughout its course.

(10)
Performance option vests upon the securing of a significant corporate partner for one or more of the Company's drugs or $25 million in additional financing.

(11)
Performance option vests upon the Company achieving a cash-flow positive second year of operations.

(12)
Performance option vests upon achievement of additional milestone(s) to be agreed upon with the Board of Directors, including, but not limited to, acquisition of a company or drug that is assessed to be value-enhancing by the Board.

(13)
Option vests as to 1/4th of the shares on April 4, 2007 and as to 1/48th of the shares on each one-month anniversary thereafter.

(14)
Option vests on June 15, 2010.

(15)
Option vests as to 1/48th of the shares on May 18, 2008 and on each one-month anniversary thereafter.

(16)
Option vests as to 1/48th of the shares on December 17, 2008 and on each one-month anniversary thereafter.

(17)
Option vests as to 1/4th of the shares on May 29, 2008 and as to 1/48th of the shares on each one-month anniversary thereafter.

(18)
Option vests as to 1/48th of the shares on April 13, 2008 and on each one-month anniversary thereafter.

(19)
Option vests as to 1/48th of the shares on April 4, 2005 and on each one-month anniversary thereafter.

(20)
Option vests as to 1/48th of the shares on April 9, 2006 and on each one-month anniversary thereafter.

(21)
Option vests as to 1/48th of the shares on April 15, 2007 and on each one-month anniversary thereafter.

 Option Exercises and Stock Vested

        There were no stock options exercised and value realized upon exercise, nor stock awards vested and value realized upon vesting, by the Named Executive Officers during our fiscal year ended December 31, 2008.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the SEC reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of the copies of such forms received by the Company and written representations from our executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2008, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements, except that Dr. Manuso was late filing one Form 4 to report one transaction.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of SuperGen's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. SuperGen's management has primary responsibility for preparing SuperGen's financial statements and financial reporting process. SuperGen's independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of SuperGen's fiscal year 2008 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with SuperGen's management.

  2.
  The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the independence of Ernst & Young.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC. Such Form 10-K was filed with the SEC on March 16, 2009.

        The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.supergen.com. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Charles J. Casamento, Chairman
Thomas V. Girardi
Walter J. Lack

 OTHER MATTERS

        As of the date hereof, the Board is not aware of any other matters to be submitted at the Annual Meeting. No proposals were received from stockholders prior to the applicable deadlines. If any other matters properly come before the meeting, it is the intention of the persons named as proxies to vote the shares they represent as the Board may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to vote at your earliest convenience.

THE BOARD OF DIRECTORS

Dublin, California
April 28, 2009

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date SUPERGEN, INC. M14672-P81256 SUPERGEN, INC. 4140 DUBLIN BOULEVARD, STE. 200 DUBLIN, CA 94568 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof, including any postponement or adjournment of a meeting. For All Withhold All For All Except 0 0 0 0 0 0 01) Charles J. Casamento 02) Thomas V. Girardi 03) Allan R. Goldberg 04) Walter J. Lack 05) James S.J. Manuso 06) Michael D. Young 1. ELECTION OF DIRECTORS Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address changes and/or comments, please check this box and write them on the back where indicated. 0 Please indicate if you plan to attend this meeting. 0 0 Yes No

SUPERGEN, INC. 2009 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby appoints James S.J. Manuso and Michael Molkentin, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SuperGen, Inc. to be held on June 11, 2009, at 2:00 p.m. local time, at 4140 Dublin Boulevard, Dublin, California 94568, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M14673-P81256 Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side